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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported):  February 11, 2000




                         SKYLYNX COMMUNICATIONS, INC.
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            (Exact name of registrant as specified in its charter)




DELAWARE                           0-24687                       84-1360029
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(State or other            (Commission file number)          (Employer Identi-
incorporation)                                                   fication No.)




           600 South Cherry Street, Suite 400, Denver, Colorado 80246
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            (Address of principal executive offices)    (Zip Code)


      Registrant's telephone number, including area code:  (303) 316-0400
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             (Former name or former address, if changed since last report)

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ITEM 2:   ACQUISITION OF ASSETS
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     On February 11, 2000, SkyLynx Communications, Inc., a Colorado
corporation, through a wholly-owned subsidiary SkyLynx Communications of Pacific Northwest, Inc., a Delaware corporation\ ("SkyLynx" or the "Company") closed upon and consummated a definitive Agreement and Plan of Merger dated as of February 11, 2000 (the "Agreement"), between the Company, SkyLynx Communications of Pacific Northwest, Inc., and Alternate Access, Inc., a Delaware corporation ("Alternate") and its shareholders, Joseph Portman III and Sammy L. Portman (hereafter collective the "Shareholders"), pursuant to which Alternate was merged with and into SkyLynx Communications of Pacific Northwest, Inc., with SkyLynx Communications of Pacific Northwest, Inc. being the surviving corporation. As a result of the merger, the Company acquired substantially all of the tangible and intangible properties and assets used by Alternate in the business of Internet service provision in the Seattle, Washington metropolitan area (the "Business"). The assets of the Business included inventories, accounts receivable, furniture, fixtures, office machinery and equipment, and other tangible property, all mailing, client and customer lists, leasehold improvements and fixtures, prepaid expenses, contracts and licenses, development assets and intangible assets.

     The purchase price paid by the Company for Alternate and for a covenant not to compete (the "Purchase Price") was $4,131,624, which was determined through arm's length negotiations. The purchase price was payable as follows:

          (i) The sum of $1,950,000 was paid to the Shareholders in cash at closing; and

          (ii) The sum of $2,181,624 was paid through the issuance to the Shareholders, pro rata, of an aggregate of 684,431 shares of the Company's Common Stock, $.001 par value, which shares were valued at $3.1875 per share (the "Consideration Shares").

     Of the Consideration Shares, shares of Common Stock having a market value of $450,000 were retained by the Company as security for the Shareholders' indemnification obligations under the Agreement; and additional shares having a market value of $200,000 were retained by the Company to secure payment of certain outstanding payables of Alternate. In addition, the Agreement provides for certain purchase price adjustments based upon the closing date balance sheet of Alternate as well as certain performance minimums which much be achieved over the 90 day period immediately following the closing.

     The source of funds used by the Company to pay the cash portion of the Purchase Price was working capital derived from the Company's recently completed private placement of equity securities.

     The Company will continue to operate the business of Alternate from its principal facilities in Seattle, Washington. As of the closing date, the Business provided Internet service to approximately 7,000 customers.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  Financial Statements

          Pursuant to Item 7(a)(4), the Registrant declares that it is impracticable to provide the required audited financial statements relative to the acquired business at the time of this Report. Such audited financial statements required by Item 7(a) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

     (b)  Pro Forma Financial Information

          Pursuant to Item 7(b) and Item 7(a)(4), the Registrant declares it is impracticable to provide the required pro forma financial information relative to the acquired business at the time of this Report. Such pro forma financial information required by Item 7(b) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

     (c)  Exhibits

          Item Title

          1.1  Agreement and Plan of Merger
          1.2  Amendment to Agreement and Plan of Merger

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SKYLYNX COMMUNICATIONS , INC.


Dated:     February 28, 2000            By:   /s/ Jeffery A. Mathias
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                                            Jeffery A. Mathias, President